Exhibit 99.1

SPRINGBIG, INC
TABLE OF CONTENTS

SPRINGBIG, INC.

Unaudited  Consolidated Financial Statements

March 31, 2022 and 2021

SPRINGBIG, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021	*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Current assets:
Cash and cash equivalents	$6,761	$2,227
Accounts receivable, net	2,645	3,045
Contract assets	303	364
Prepaid expenses and other current assets	1,297	843
Total current assets	11,006	6,479
Property and equipment, net	495	480
Deposits	84	84
Total assets	$11,585	$7,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$580	$412
Related party payable	33	5
Accrued wages and commissions	691	805
Accrued expenses	888	855
Other liabilities	39	57
Interest payable - 15% convertible promissory note	89	—
Notes payable - 15% convertible promissory note	7,000	—
Contract liabilities	485	450
Total liabilities	$9,805	$2,584

Commitments and Contingencies

Stockholders’ Equity
Series B Preferred (par value $0.001 per shares, 4,584,202 authorized, issued and outstanding at March 31, 2022 and December 31, 2021)	$5	$5
Series A Preferred (par value $0.001 per shares, 5,088,944 authorized issued and outstanding at March 31, 2022 and December 31, 2021)	5	5
Series Seed Preferred (par value $0.001 per shares, 6,911,715 authorized issued and outstanding at March 31, 2022 and December 31, 2021)	7	7
Common stock (par value $0.001 per shares, 38,395,870 authorized at March 31, 2022 and 2021; 13,576,115 and 13,540,824 issued and outstanding as of March 31, 2022 and December 31, 2021)	14	14
Additional paid-in-capital	17,840	17,653
Accumulated deficit	(16,091)	(13,225)
Total stockholders’ equity	1,780	4,459
Total liabilities and stockholders’ equity	$11,585	$7,043

*Derived from audited consolidated financial statements

   The accompanying notes are an integral part of these financial statements

SPRINGBIG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For The Three Months Ended March 31,

	2022	2021
	(In thousands, except share and per share data)

Revenues	$6,364	$5,209
Cost of revenues	1,843	1,594
Gross profit	4,521	3,615
Operating expenses
Selling, servicing and marketing	2,943	2,071
Technology and software development	2,637	1,551
General and administrative	1,718	1,112
	7,298	4,734

Loss from operations	(2,777)	(1,119)
Interest income	—	1
Interest expense	(89)	—
Loss before provision for income taxes	(2,866)	(1,118)
Provision for income taxes	—	—
Net loss	$(2,866)	$(1,118)
Net loss per common share:
Basic and diluted	$(0.21)	$(0.08)

Weighted-average common shares outstanding - basic and diluted	13,571,872	13,319,512

The accompanying notes are an integral part of these financial statements

SPRINGBIG, INC
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For The Three Months Ended March 31, 2022 and 2021

	Series B Preferred		Series A Preferred		Series Seed Preferred		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
	(In thousands )
Balance - January 1, 2021	4,584	$5	5,089	$5	6,912	$7	13,200	$14	$16,970	$(7,475)	$9,526

Stock-based compensation	—	—	—	—	—	—	114	—	119	—	119

Issuance of common stock	—	—	—	—	—	—	67	—	50	—	50

Net loss	—	—	—	—	—	—	—	—	—	(1,118)	(1,118)

Balance - March 31, 2021	4,584	$5	5,089	$5	6,912	$7	13,381	$14	$17,139	$(8,593)	$8,577

Balance - January 1, 2022	4,584	5	5,089	$5	6,912	$7	13,541	$14	$17,653	$(13,225)	$4,459

Stock-based compensation	—	—	—	—	—	—	—	—	181	—	181

Exercise of stock options	—	—	—	—	—	—	35	—	6	—	6

Net loss	—	—	—	—	—	—	—	—	—	(2,866)	(2,866)

Balance - March 31, 2022	4,584	$5	5,089	$5	6,912	$7	13,576	$14	$17,840	$(16,091)	$1,780

The accompanying notes are an integral part of these financial statements

SPRINGBIG, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For The Three Months Ended March 31,
	2022	2021
	( In thousands)
Cash flows from operating activities:
Net loss	$(2,866)	$(1,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59	6
Stock-based compensation expense	181	119
Changes in operating assets and liabilities:
Accounts receivable	400	(110)
Related party receivable	—	77
Prepaid expenses and other current assets	(453)	(84)
Contract assets	61	(8)
Accounts payable and other liabilities	67	(27)
Related party payable	28	(56)
Interest payable - 15% convertible promissory note	89	—
Contract liabilities	35	50
Net cash used in operating activities	(2,399)	(1,151)

Cash flows from investing activities:
Business combination, net of cash acquired	—	(122)
Purchases of property and equipment	(73)	(42)
Net cash used in investing activities	(73)	(164)

Cash flows from financing activities:
Notes payable - 15% convertible promissory note	7,000	—
Proceeds from exercise of stock options, net	6	—
Net cash provided by financing activities	7,006	—

Net increase (decrease) in cash and cash equivalents	4,534	(1,315)
Cash and cash equivalents at beginning of the period	2,227	10,447
Cash and cash equivalents at end of the period	$6,761	$9,132

Supplemental disclosure of non-cash financing activities
Issue of common stock for business combination	$—	$50
Indemnity holdback for business combination	$—	$23

The accompanying notes are an integral part of these financial statements

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

NOTE 1 – DESCRIPTION OF BUSINESS

SpringBig, Inc., and its wholly-owned subsidiaries (the “Company” or “we” or “us” or “SpringBig”) developed an application that provides marketing and customer engagement services to cannabis dispensaries and brands throughout the United States and Canada. The Company allows merchants to provide loyalty plans and rewards directly to consumers through an internet portal and mobile applications. Our operational headquarter is in Boca Raton, Florida, with additional offices located in the United States and Canada. The Company was incorporated in the state of Delaware in May 2017.

Business Combination

On November 9, 2021, the Company and Tuatara Capital Acquisition Corp. (“TCAC”) jointly announced that they have entered into a definitive agreement for a business combination that would result in SpringBig becoming a publicly listed company. Upon closing of the transaction, the combined company is expected to remain listed on the Nasdaq Stock Market under the symbol “SBIG”.

Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, based on an implied equity value of $245 million and enterprise value of $300 million, (i) each share of SpringBig common stock (other than dissenting shares) will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of New SpringBig Common Stock, as determined in the Merger Agreement (the “Share Conversion Ratio”) and (ii) vested and unvested options of SpringBig outstanding and unexercised immediately prior to the effective date of the Merger will convert into comparable options that are exercisable for shares of New SpringBig Common Stock, with a value determined in accordance with the Share Conversion Ratio.

Subsequent Events

Amended and Restated Merger Agreement

On April 15, 2022, the merger agreement  was amended and restated which reduces the total enterprise value of the Company to $275 million and equity value of $215 million, representing an 8% reduction in valuation from the initial agreement. In addition, a bonus pool of up to 1,000,000 shares of TCAC common stock will be allocated pro-rata to non-redeeming public stockholders up to a maximum of one bonus share for each share held, effectively reducing their cost base.

Convertible Notes

Springbig and TCAC also announced an agreement for the issuance of senior secured convertible notes with a 24-month maturity (the “Notes”), up to $16.0 million principal amount of which have been subscribed to by a global institutional investor. An initial tranche of $11.0 million will close in connection with the closing of the merger. The second tranche of $5.0 million, subject to certain conditions in the agreement, will close 60 days after the resale registration statement is declared effective by the SEC.

Equity Financing Facility

In addition, TCAC entered into a committed equity financing facility (the “CEF Facility”) with an affiliate of Cantor Fitzgerald L.P. (“Cantor”). Under the terms of the CEF Facility, Cantor has committed to purchase, after the closing of the proposed merger with the Company, up to an aggregate of $50 million of TCAC’s common shares from time to time at TCAC’s request.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Registration Statement

On May 18, 2022, TCAC announced that the registration statement related to the business combination was made effective by the U.S. Securities and Exchange Commission.

Approval of Business Combination

On June 9, 2022, in a special meeting, the shareholders of TCAC voted to approve the business combination with completion on June 14, 2022, this resulted in the conversion of the Convertible Notes into 730,493 of common stock at a price of $10.00 per share, representing repayment of principal of $7.0 million and outstanding interest of $304,900.

Completion of Business Combination

On June 14, 2022, the business combination was completed. In connection with the closing of the Business Combination, TCAC has changed its name to SpringBig Holdings, Inc. Beginning June 15, 2022, the ticker symbols for TCAC’s common stock and warrants were changed to “SBIG” and “SBIGW,” respectively, and commence trading on The Nasdaq Global Market.  The Company received net proceeds of $12.0 million, with gross proceed of $24.9 million, this is in addition to the $7.0 million Convertible Notes which was issued in February 2022 and is now converted into common stock, see Note 5, “Convertible Notes”. Of the amount received, approximately $8.8 million represents unredeemed shares from the TCAC trust; $6.1 million from PIPE proceeds and $10.0 million from Senior Secured Original Issue Discount Convertible Promissory Note.

Convertible Notes
On June 14, 2022, the Company issued $11.0 million in aggregate principal amount of Senior Secured Original Issue Discount Convertible Promissory Note due June 14, 2024 (the “Secured Convertible Notes”), issued at a discount of $1.0 million. The Secured Convertible Notes accrue interest at the rate of 6.0% per annum.

Common Stock Purchase Agreement
On June 14, 2022, TCAC entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement)  with an affiliate of Cantor Fitzgerald L.P. (“Cantor”). The Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Cantor, and the Cantor shall purchase from the Company, up to  $50.0 million of common shares, par value $0.0001 per share.

Preferred Stock
With the completion of the business combination, the Series A, B and Seed preferred stock were converted to common stock. The conversation rate of all preferred stock is at a one to one ratio to common stock resulting in common stocks of 5,088,944, 4,584,202 and 6,911,715, respectively.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and all its wholly owned subsidiary companies. All significant intercompany balances and transactions have been eliminated in consolidation.  The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These interim financial statements should be read in conjunction with the financial statements and notes thereto included in SpringBig’s audited financial statements for the year ended December 31, 2021.

Going Concern and Liquidity

Historically, the Company has incurred losses, which has resulted in an accumulated deficit of approximately $16.1 million as of March 31, 2022. Cash flows used in operating activities were $2.4 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively. As of March 31, 2022, the Company had approximately $8.3 million in working capital, inclusive of $6.8 million in cash and cash equivalents to cover overhead expenses.

The Company’s ability to continue as a going concern is dependent on its ability to meet its liquidity needs through a combination of factors but not limited to, cash and cash equivalents, the ongoing increase in revenue through increased usage by customers and new customers and strategic capital raises such as its SPAC merger. The ultimate success to these plans is not guaranteed.

Based on management projections for increases in revenue and cash on hand, we estimate that our liquidity and capital resources are sufficient for our current and projected financial needs for the next twelve months, at a minimum, from the date these financial statements were issued.

The accompanying consolidated financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about the Company’s ability to continue as a going concern.

Foreign Currency

We translate the financial statements of our foreign subsidiaries, which have a functional currency of the respective country’s local currency, to U.S. dollars using month-end exchange rates for assets and liabilities and actual exchange rates for revenue, costs and expenses on the date of the transaction. Translation gains and losses are included within “general and administrative expense” on the consolidated statements of operations. These gains and losses are immaterial to the financial statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and various other assumptions believed to be reasonable. The Company’s significant estimates include, but are not limited to, the allowance for doubtful accounts, useful lives of deferred contract assets, intangible assets, property and equipment, deferred income tax asset valuation, and certain assumptions used in the valuation for equity awards. Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these financial statements change as new events occur, as more experience is acquired, as additional information is obtained, and as the operating environment changes. Actual results may differ materially from these estimates.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Segments

The Company manages its business as a single operating segment. Our chief operating decision maker reviews financial information presented for the purposes of allocating resources and evaluating financial performance at an entity level and we have no segment managers who are held accountable by the chief operating decision maker for operations and operating results. The products and services across the company are similar in nature, distributed in a comparable manner and have customers with common characteristics. We determined that we have one operating and reportable segment in accordance with Accounting Standards Codification (“ASC”) 280, Segment Reporting.

Fair Value of Financial Instruments

Our financial assets, which include cash equivalents, current financial assets and our current financial liabilities have fair values that approximate their carrying value due to their short-term maturities.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with high credit-quality financial institutions. Such deposits may be in excess of federally insured limits. To date, we have not experienced any losses on our cash and cash equivalents. We perform periodic evaluations of the relative credit standing of the financial institutions.

We perform ongoing credit evaluations of our customers’ financial condition and require no collateral from our customers. We maintain an allowance for doubtful accounts receivable based upon the expected collectability of accounts receivable balances.

During the three months ended March 31, 2022 and 2021, we had one customer representing 10% and 0% concentration of revenue within the United States, respectively.

At March 31, 2022 and December 31, 2021 we had one customer representing 9% and 28% of accounts receivable within the United States, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. The Company maintains its cash with one commercial bank.

As of March 31, 2022 and 2021, the Company exceeded the federally insured limits of $250,000 for interest and noninterest bearing deposits. The Company had cash balances with a single financial institution in excess of the FDIC insured limits by amounts of $6.4 million and $1.9 million as of March 31, 2022 and December 31, 2021, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms granted by the Company based on each customer’s own creditworthiness. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of amounts that will not be collected. Management individually reviews past due accounts receivable balances and based on an assessment of each customer’s current creditworthiness, estimates the portion, if any, that will not be collected. Additionally, management assesses the remaining balance of accounts receivable based on experience and an assessment of future economic conditions to determine its best estimate of the portion that will not be collected. Unbilled receivables are customer obligations due under normal terms of trade which have not been invoiced at the balance sheet date and are invoiced shortly thereafter.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Major additions and improvements which extend the life of the assets are capitalized whereas maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the leases.

Contract Assets  (Deferred Commission)

The Company recognized a contract asset for the incremental costs (i.e., the sales commissions) of obtaining a contract because the Company expects to recover those costs through future fees for the services to be provided. The Company amortizes the asset over the course of three years, which is the estimated number of years a customer is retained, because the asset relates to the services transferred to the customer during the contract term of one year and the Company anticipates that the contract will be renewed for two subsequent one-year periods.

Capitalized Software Development Costs

Internal and external costs associated with the development stage of computer applications, as well as for upgrades and enhancements that result in additional functionality of the applications, are capitalized in accordance with Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software Accounting and Capitalization. Internal and external training and maintenance costs are charged to expense as incurred or over the related service period. When a software application is placed in service, the Company begins amortizing the related capitalized software costs using the straight-line method based on its estimated useful life, which is generally three years.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. The Company did not recognize any impairment loss for the three months ended March 31, 2022 or 2021.

Business Combination

Acquisitions of subsidiaries are accounted for using the acquisition method. The consideration for each acquisition is measured at the aggregate of the fair values (at the date of acquisition) of assets transferred and liabilities incurred or assumed, and equity instruments issued by the Company. Acquisition-related costs are recognized in the statements of operations in the period which they are incurred. Where applicable, the consideration for the acquisition includes any asset or liability resulting from a contingent consideration arrangement, measured at its acquisition-date fair value. Subsequent changes in such fair values are adjusted against the cost of acquisition where they qualify as measurement period adjustments. All other subsequent changes in the fair value of contingent consideration classified as an asset or liability are accounted for in accordance with relevant guidance consistent with ASC 805, Business Combinations. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company will report provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period, or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the amounts recognized as of that date. The measurement period is the period from the date of acquisition to the date the Company obtains complete information about facts and circumstances that existed as of the acquisition date and does not exceed twelve months.

Intangible Assets

We account for intangible assets under ASC 350, Goodwill and Other. Intangible assets represent software acquired in the acquisition of Beaches Development Group. The amount is recorded at fair value on the date of the acquisition and amortized over its useful life of three years, using the straight-line method. The amount for intangible assets is included in property and equipment on the balance sheets.

Contract Liabilities (Deferred Revenue)

The Company records contract liabilities when cash payments are received in advance of performance obligations being performed for initial start-up fees and payments received in advance of credits utilized. The Company expects to recognize these contract liabilities in the following period when it transfers its services and, therefore, satisfies its performance obligation to the customers.

Revenue Recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services. We report revenue net of sales and other taxes collected from customers to be remitted to government authorities.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

For a standard contract, the Company works with a customer to provide access to an integrated platform that provides all the functions of its proprietary software, which utilizes proprietary technology to send text or email messages to the customer’s contacts based on a credit system. Through this software, the Company allows merchants to provide loyalty plans and rewards directly to consumers through an internet portal and mobile applications. The functions of the software themselves do not have individual value to the customer. Each customer is buying the license to the platform to receive all the benefits of the platform. Therefore, the Company’s single performance obligation is to provide customers the ability to use its proprietary software application that provides marketing and customer engagement services to cannabis dispensaries throughout the United States.

Nature of Promises to Transfer - The services provided by the Company’s software are subscription based for its retail and brand customers as follows:

Retail customers - the Company provides its retail customer access to the software for an initial contract that is initially for a term of one year, with automatic annual renewals. Revenue is earned monthly, which consists of the contracted monthly fixed fee for a ceiling credit plus, if any, optional purchases for additional credits, plus one twelfth of the initial start-up fees which are recognized on a straight-line basis over the initial contract term of one.

Brand customers – a customer can purchase use of the Company’s software, which includes a certain amount of credits to be utilized over the course of six to twelve months. The Company recognizes revenue monthly based on the credits used each month which depicts the best transfer of control. This monthly revenue consists of the prepaid fee multiplied by the number of credits used in the month divided by the expected number of credits to be used over the term of the contract not to exceed the ceiling credits purchased.

Set up fees – the company recognizes  revenue from a onetime set up fee which is charged to customers prior to going live.  The amount is treated as deferred revenue and amortized over the life of the contract which is normally one year.

In no case does the Company act as an agent, i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer.

Timing of Satisfaction - Control of services is transferred during a subscription period.  Services provided by the Company are performed over time on a monthly basis for retail customers or over a designated prepaid contract term generally from six to twelve months from brand customers.

Allocating the Transaction Price - The transaction price of a subscription is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised services to a customer.  Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes).

To determine the transaction price of a contract, the Company considers its customary business practices as well as the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be cancelled, renewed, or modified.

The Company’s contracts with customers have fixed transaction prices that are denominated in U.S. and CAD dollars.   Consideration paid for services that customers purchase from the Company is nonrefundable.  Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for services nor does the Company adjust revenue downward.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

For both retail and brand contracts, there is only one performance obligation for the standard contract. As such, the transaction price is allocated entirely to that obligation.

Practical Expedients - The Company has adopted certain practical expedients with significant items disclosed herein.  The Company has elected to apply the portfolio approach practical expedient to evaluate contracts with customers that share the same revenue recognition patterns as the result of evaluating them as a group will have substantially the same result as evaluating them individually.

Cost of Revenues

Cost of revenues principally consists of amounts payable to distributors of messages on behalf of customers across cellular networks and the cost of third-party data and integrations.

Selling, Servicing  and Marketing Expenses

Selling, servicing and marketing expenses consist primarily of personnel and related costs, including salaries, benefits, bonuses, commissions and travel for our sales team, client success and marketing team.  Other costs included in this expense are marketing and promotional events. Advertising costs are charged to marketing expense as incurred. Advertising expense totaled $40,800 and $10,000 for the three months ended March 31, 2022 and 2021, respectively.

Technology and Software Development

Technology and software development expense consist primarily of personnel and related costs, including salaries, benefits, bonuses and cost of server usage by our developers.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel and related costs for our executive, finance, legal, human resources, and administrative personnel, including salaries, benefits, bonuses, and stock-based compensation, legal, accounting, other professional service fees and other corporate expenses.

Stock-Based Compensation

ASC 718, Compensation - Stock Compensation, addresses accounting for share-based awards, including stock options, restricted stock, performance shares and warrants. Stock-based compensation for stock options to employees and non-employees is based upon the fair value of the award on the date of grant. We record forfeitures as they occur. The compensation cost is recognized over the requisite service period, which is generally the vesting period, and is included in general and administrative expenses in the consolidated statements of operations.

The Company estimates the fair value of stock options using the Black-Scholes valuation model.  The expected life represents the term the options granted are expected to be outstanding. The expected volatility was determined using the historical volatility of similar publicly traded companies. The risk-free interest rate is based on the U.S. Treasury rate in effect at the time of grant.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Earnings Per Share

The Company computes net income per share in accordance with ASC 260, Earnings Per Share. Under the provisions of ASC 260, basic net income per share is computed by dividing the net income available to common shareholders by the weighted average common shares outstanding during the period. Diluted net income per share adjusts basic net income per share for the effects of stock options, warrants, convertible notes and restricted stock awards only in periods, or for such awards in which the effect is dilutive. ASC 260 also requires the Company to present basic and diluted earnings per share information separately for each class of equity instruments that participate in any income distribution with primary equity instruments.

Income Taxes

We record current income taxes based on our estimates of current taxable income and provide for deferred income taxes to reflect estimated future income tax payments and receipts. We are subject to federal income taxes as well as state taxes. In addition, we are subject to taxes in the foreign jurisdictions where we operate.

The Company records a deferred tax asset or liability based on the difference between financial statement and tax basis of assets and liabilities as measured by the anticipated tax rates which will be in effect when these differences reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company adopted ASU 2016-17, Balance Sheet Classification of Deferred Taxes. The guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will only have one net noncurrent deferred tax asset or liability.

The Company has evaluated its tax positions for any uncertainties based on the technical merits of the positions taken. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be upheld on examination by taxing authorities. The Company has analyzed the tax positions taken and has concluded that as of March 31, 2022 and December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the financial statements.

Leases

The Company expenses the total cost associated with real estate leases on a straight-line basis over the life of the lease commitment. The amount accrued relating to future contractual increases is immaterial.

Effective Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which is simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. The amendments in this Update modify the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. An entity should apply the amendments in this Update on a prospective basis. A public business entity should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. A public business entity that is not an SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. All other entities, including not-for-profit entities, that are adopting the amendments in this Update should do so for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. This standard did not have an impact on our financial statements for the period ended March 31, 2022.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes. The ASU enhances and simplifies various aspects of the income tax accounting guidance in ASC 740, including requirements related to the following: (1) hybrid tax regimes; (2) tax basis step-up in goodwill obtained in a transaction that is not a business combination; (3) separate financial statements of entities not subject to tax; (4) intra-period tax allocation exception to the incremental approach; (5) ownership changes in investments; (6) interim-period accounting for enacted changes in tax law; (7) year-to-date loss limitation in interim-period tax accounting. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. For all other business entities, the amendments are effective for fiscal years beginning after Dec. 15, 2021. This standard did not have an impact on our financial statements for the period ended March 31, 2022.

In January 2020, the FASB issued ASU 2020-01, Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The amendments in this Update clarify certain interactions between the guidance to account for certain equity securities.  For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted, including early adoption in an interim period, (1) for public business entities for periods for which financial statements have not yet been issued and (2) for all other entities for periods for which financial statements have not yet been made available for issuance, fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The amendments in this Update should be applied prospectively. Under a prospective transition, an entity should apply the amendments at the beginning of the interim period that includes the adoption date. This standard did not have an impact on our financial statements for the period ended March 31, 2022.

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842).  FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases.  In June 2020, FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Deferral of the Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021, with early adoption permitted.  In July 2021, the FASB released Update No. 2021-05 Lessors—Certain Leases with Variable Lease Payments. The amendments in this Update affect lessors with lease contracts that (1) have variable lease payments that do not depend on a reference index or a rate and (2) would have resulted in the recognition of a selling loss at lease commencement if classified as sales-type or direct financing. The amendments in this Update amend Topic 842.  The amendments are effective for fiscal years beginning after December 15, 2021, for all entities, and interim periods within those fiscal years for public business entities and interim periods within fiscal years beginning after December 15, 2022, for all other entities.  Management is currently evaluating this standard and the impact of the new lease standard.

In June 2016, FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, to revise the criteria for the measurement, recognition, and reporting of credit losses on financial instruments to be recognized when expected.  In November 2019, FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), which deferred the effective date of ASU 2016-13 to annual reporting periods beginning after December 15, 2022, with early adoption permitted.  Management is currently evaluating this standard.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. The convertible debt instruments will now be accounted for as a single liability measured at amortized cost. This results in the interest expense recognized for convertible debt instruments to be closer to the coupon interest rate. The new guidance also requires the if-converted method to be applied for all convertible instruments when calculating earnings per share. For public business entities that meet the definition of an SEC filer, the new standard is effective for interim and annual periods beginning after December 15, 2021 and can be adopted on either a modified retrospective or full retrospective basis. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management is currently evaluating this standard.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

In October 2021, the FASB issued ASU 2021-08 - Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The amendments in this update require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments in this Update should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Early adoption of the amendments is permitted, including adoption in an interim period. An entity that early adopts in an interim period should apply the amendments (1) retrospectively to all business combinations for which the acquisition date occurs on or after the beginning of the fiscal year that includes the interim period of early application and (2) prospectively to all business combinations that occur on or after the date of initial application. Management is currently evaluating this standard.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable, net consisted of the following as of:

	March 31,	December 31
	2022	2021
Accounts receivable	$2,093	$2,533
Unbilled receivables	849	809
	2,942	3,342
Less allowance for doubtful accounts	(297)	(297)
Accounts receivable, net	$2,645	$3,045

Bad debt expense was $33,000 and $30,000 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of :

	March 31,	December 31
	2022	2021
Computer equipment	$268	$225
Data warehouse	286	256
Software	196	196
	750	677
Less accumulated depreciation and amortization	(255)	(197)
Property and Equipment	$495	$480

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

The useful life of computer equipment, software and the data warehouse is 3 years.

Depreciation and amortization expense for the three months ended March 31, 2022 and 2021 was $59,000 and $6,000, respectively. The amounts are included in general and administrative expenses in the consolidated statements of operations.
NOTE 5 - 15% CONVERTIBLE PROMISSORY NOTES

In February 2022, the Company issued $7.0 million in aggregate principal amount of 15.00% convertible promissory notes due September 30, 2022 (the “Convertible Notes” or “15.00% Convertible Notes”).

 The Convertible Notes accrue interest at the rate of 15.0% per annum on the principal amount of the  Convertible Notes, due and payable at the maturity date of September 30, 2022 (the “Maturity Date”), if not converted prior to the Maturity Date.

Conversion

The following factors may result in conversion:

a.
If the closing of the merger contemplated by the Agreement and Plan of Merger, dated as of November 8,  2021 as amended through by and among the Company, TCAC and the other parties thereto, occurs on or prior to the Maturity Date, then (i) the outstanding principal balance of the Convertible Notes shall become due and payable (and will be satisfied by the issuance to Holder of all shares of common stock at a rate of $10.00 per share; and (ii) all accrued and unpaid interest under the Convertible Notes shall become due and payable and shall be satisfied by dividing  the outstanding unpaid accrued interest of the Convertible Notes, by $10.00.

b.
If the SPAC Merger has not occurred on or prior to the Maturity Date, then, subject to Section 3(c), the outstanding principal balance and any unpaid accrued interest of the Convertible Notes shall automatically convert, without any further action by the Holder, into a number of fully paid and non-assessable shares of Series B Preferred Stock of the Company at $2.508067 per share, with such shares of Series B Preferred Stock to be issued pursuant to the Company’s Amended and Restated Certificate of Incorporation and otherwise on the same terms and conditions as given to the investors in that certain Series B Stock Purchase Agreement dated as of August 7, 2020, as amended (the “Series B Purchase Agreement”).

c.
If the Company issues any additional equity securities on or prior to the Maturity Date and conversion of the Convertible Notes (“Other Securities”), then Holder shall have the option, in lieu of conversion pursuant to Section 3(b), to convert the outstanding principal balance and any unpaid accrued interest of the Convertible Notes into a number of fully paid and non-assessable shares of such Other Securities of the Company, equal to the per share price of such Other Securities.

Repayment

All payments of interest and principal on the Convertible Notes, that are not otherwise converted in accordance herewith, shall be in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Holder’s account at a bank specified by Lender in writing to the Company from time to time. All payments shall be applied first to accrued interest, and thereafter to principal. Unless converted as provided herein, the outstanding principal amount shall be due and payable on September 30, 2022.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Prepayment

The Convertible Notes may be prepaid in whole or in part at any time prior to the Maturity Date without the prior consent of the Holder.

Events of Default

The Convertible Notes contained events of default such as failure to observe or perform any covenants, obligation, condition or agreement contained in the Convertible Note and commencement of bankruptcy.

The Company concluded that the conversion option is an embedded derivative but is not required to be bifurcated under ASC 815, Derivatives and Hedging, as a result, the transaction will be accounted for as a liability in its entirety.

As of March 31, 2022, the carrying value of the Convertible Notes was $7.0 million.

During the three months ended March 31, 2022, the Company recorded $89,000 of interest expense on the Convertible Notes.

Subsequent Events

On June 9, 2022, in a special meeting, the shareholders of TCAC voted to approve the business combination with completion on June 14, 2022, this resulted in the conversion of the Convertible Notes into 730,493 of common stock at a price of $10.00 per share, representing repayment of principal of $7.0 million and outstanding interest of $304,900.

NOTE 6 - REVENUE RECOGNITION

The following table represents our revenues disaggregated by type (in thousands):

	March 31
	2022	2021
Revenue
Brand revenue	$189	$132
Retail revenue	6,175	5,077
Total Revenue	$6,364	$5,209

Geographic Information

Revenue by geographical region consist of the following (in thousands):

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

	March 31
	2022	2021
Retail revenue
United States	$5,956	$5,077
Canada	219	—
Brand revenue
United States	189	132
	$6,364	$5,209

Revenues by geography are generally based on the country of SpringBig contracting entity. Total United States revenue was approximately 97% and 100% of total revenue for the three months ended March 31, 2022 and 2021 respectively.

As of March 31, 2022 and December 31, 2021, approximately 73% and 99% of our long-lived assets were attributable to operations in the United States.

Contract Assets (Deferred Cost)

Contract assets consisted of the following as of:

	March 31 2022	December 31 2021
Contract assets consisted of the following as of:
Deferred sales commissions	$303	$364

Contract liabilities consisted of the following as of:

	March 31 2022	December 31 2021
Contract liabilities consisted of the following as of:
Deferred revenue retail	$231	$231
Deferred set-up revenues	110	101
Deferred revenue brands	143	118
Contract liabilities	$484	$450

The movement in the Contract liabilities during three months ended March 31, 2022 and the year ended December 31, 2021, comprised the following:

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

	March 31 2022	December 31 2021
The movement in the contract liabilities during each period comprised the following:

Contract liabilities at start of the period	$450	$560
Amounts invoiced during the period	6,114	13,512
Less revenue recognized during the period	(6,080)	(13,622)
Contract liabilities at end of the period	$484	$450

NOTE 7 – BUSINESS COMBINATION

In January 2021, the Company formed Medici Canada LLC, a wholly owned subsidiary of the Company, to acquire all the issued and outstanding capital stock of Beaches Development Group LTD, an Ontario corporation, pursuant to a stock purchase agreement.

The fair value of the consideration paid in connection with this transaction was satisfied through the issuance of 180,972 shares of the Company’s common stock, par value $0.001 per share, valuing $135,000, and $155,000 in cash.

The purchase price allocation is as follows (in thousands):

March 31, 2021
Fair value of shares	$135
Less: Post combination cost - restricted stocks	(85)
Fair value of net shares	50
Cash consideration	132
Indemnity holdback	23
Fair value of purchase consideration	$205

Assets	$9
Goodwill	—
Intangibles (Software)	196
Fair value of assets	$205

Of the 180,972 shares, 67,064 shares with value of approximately $50,000 were issued to the sellers. Two of the sellers signed employment contracts with Beaches Development Group LTD; the shares allocated to them as purchase consideration totaled 113,908 with value of $85,000 and are unvested at acquisition date, these will be vested over a two-year period, with 50% in year 1 and the remaining 50% in year 2. As a result, the shares are treated as post combination expense and are restricted. The Company incurred expense totaling $8,900 and $10,700 for three months ended March 31, 2022 and 2021, respectively, related to these restricted stocks which is included in general and administrative expense on the statement of operations.

Approximately $23,000 of the cash price has been withheld as an indemnity holdback to offset any losses payable by the Company for a period of 12 months, any remaining indemnity shall be released to the seller’s representative thereafter. The indemnity holdback is included in other liabilities on the accompanying consolidated balance sheets.  The indemnity holdback of $23,000 was paid subsequent to the period end.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Medici assumed cash totaling $9,000, this was the only tangible asset assumed at purchase, no liabilities assumed. The purchase price was allocated to the cash assumed with the excess of $196,000 allocated to software intangible assets and is included under property and equipment in the Company’s balance sheets as of March 31, 2022 and December 31, 2021.   The Company adopted a cost to replace valuation approach in ascertaining the value of the software.

Software intangible assets are being amortized over a three-year period. The Company incurred amortization expense of approximately $16,000 for the three months ended March 31, 2022, which is included in general and administrative expenses in the consolidated statement of operations for the three months ended March 31, 2022. The aggregate amortization expense for the remaining period is approximately $120,000.

We incurred costs related to the acquisition of approximately, $11,000 during the three months ended March 31, 2021. All acquisition related costs were expensed as incurred and have been recorded in general and administrative expenses in our consolidated statements of operations.

NOTE 8 – PAYCHECK PROTECTION PROGRAM LOAN

The Company received $781,000 from a Paycheck Protection Program (“PPP”) loan on May 1, 2020, through the Small Business Administration (“SBA”) that was made available under the CARES Act in response to the COVID-19 pandemic.  On August 11, 2021 the Company received full forgiveness for the PPP loan.

NOTE 9 – STOCK BASED COMPENSATION

The Company’s 2017 Equity Incentive Plan (the “Plan”) authorizes the granting of common stock options and other rewards, at the discretion of the Company’s Board of Directors, to certain employees.  Under the Plan, the exercise price of each option approximates the fair value of the option on the grant date, and an option’s maximum term is ten years.  Options are granted at various dates and typically vest over four years.  The Plan has an aggregate of 7,195,584 shares of common stock authorized for issuance thereunder, subject to adjustments as provided therein.

During the three months ended March 31, 2022 and 2021, compensation expense were recorded in connection with the Plan was $181,000 and $119,000, respectively and is included in administrative expense on the statements of operations.

The following table summarizes information on stock options outstanding as of March 31, 2022:

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

	Options Outstanding		Options Vested and Exercisable
Fixed Options	Number of Options	Weighted Average Exercise Price (Per Share)	Number of Options	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price (Per Share)
Outstanding Balance, January 1, 2022	6,802,437	$0.38	4,628,311	6.79	$0.24
Options granted	—	$—
Options exercised	(34,791)	$0.19
Options forfeited	(18,334)	$0.75
Options cancelled	—	$—
Outstanding Balance, March 31, 2022	6,749,312	$0.38	4,814,604	6.64	$0.25

The intrinsic value of the options exercised during the three months ended March 31, 2022 was $20,000, there was no such transaction for  the three months ended March 31, 2021.

As of March 31, 2022 and 2021, there is approximately $295,000 and $394,000, respectively, of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan.  This remaining cost is to be recognized over the period through 2024.

During the three months ended March 31, 2022 and 2021, the Company used the Black-Scholes option-pricing model to value option grants and to determine the related compensation expense.  The assumptions used in calculating the fair value of stock-based payment awards represent management’s best estimations.  The Company based its expected volatility based on the volatilities of certain publicly traded peer companies.

The Company has adopted ASU 2018-07 which allows a simplified approach to accounting for share-based payments for the three months ended March 31, 2022 and 2021.

Management believes that the historical volatility of the Company’s stock price does not best represent the expected volatility of the stock price.  The Company is privately held and therefore lacks company-specific historical and implied volatility information.  The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such a time that sufficient information regarding the volatility of the Company’s share price becomes available or that the selected companies are no longer suitable for this purpose.

The risk-free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.  The expected term of options granted was determined based on the expected holding period at the time of the grant.  GAAP also requires that the Company recognize compensation expense for only the portion of options that are expected to vest.  Therefore, the Company has estimated expected forfeitures of stock options.  In developing a forfeiture rate estimate, the Company considered its historical experience. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.

As part of the Beaches Development Group LTD transaction, two of the sellers signed employment contracts with Beaches Development Group LTD, the shares allocated to them as purchase consideration totaled 113,908 with value of $85,000 at $0.75 per share and are unvested at acquisition date, these will be vested over a two-year period, with 50% in year 1 and the remaining 50% in year 2, as a result, the shares are treated as postcombination expense and are restricted. Approximately $8,900 and $10,700 is included in compensation expense for the three months ended  March 31, 2022 and 2021, respectively with $17,800 remained unamortized at March 31, 2022.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases Agreements

The Company leases office facilities in Boca Raton, Florida, Seattle, Washington and Ontario, Canada under non-cancelable operating lease agreements.  The leases require monthly payments ranging from $2,900 to $11,000 and expire on various dates through November 2024.  In addition to minimum rent, the Company is required to pay a proportionate share of operating expenses under these leases.

Rent expense included in general and administrative expenses was approximately $188,000 and $145,000 for the three months ended  March 31, 2022 and 2021, respectively.

 Litigation

The Company is from time to time involved in litigation incidental to the conduct of its business. In accordance with applicable accounting guidance, the Company records a provision for a liability when it is both probable that a liability has been incurred and the amount can be reasonably estimated. In the opinion of management, after consulting legal counsel, the Company has meritorious defenses to all pending litigation and proceedings. There are no such provisions on March 31, 2022 and 2021, respectively.

NOTE 11 – STOCKHOLDERS’ EQUITY

Preferred Stock

Series B, A and Seed preferred stock do not have a dividend preference and any dividends declared shall be distributed among all holders of common stock and preferred stock in proportion to the number of shares of common stock that would be held if all shares of preferred stock were converted to common stock. Series B, A and Seed preferred stockholders (“Preferred Stockholders”) have the right to vote on certain corporate matters on an as converted basis with the holders of common stock as a single class.  The Preferred Stockholders can convert all or any portion of such shares into an aggregate number of shares of common stock, as defined in the agreement and is automatically converted into common stock at the earlier of a $50.0 million initial public offering or vote of 63% of majority of preferred stockholders. The conversation rate of all preferred stock is at a one to one ratio to common stock. No dividends have been declared on the preferred stock as of March 31, 2022. Preferred stockholders have a preference in the event of liquidation in the following sequence, Series B then Series A and then Seed, with preferences being $11.5 million, $5.0 million and $2.4 million, respectively.

During the three months ended March 31, 2022, the company issued $7.0 million in aggregate principal of Convertible Notes. If the SPAC Merger has not occurred on or prior to the Maturity Date, then, subject to Section 3 (c) of the Convertible Notes agreement, the outstanding principal balance and any unpaid accrued interest of the Convertible Notes shall automatically convert, without any further action by the Holder, into a number of fully paid and non-assessable shares of Series B Preferred Stock of the Company at $2.508067 per share, with such shares of Series B Preferred Stock to be issued pursuant to the Company’s Amended and Restated Certificate of Incorporation and otherwise on the same terms and conditions as given to the investors in the  Series B Stock Purchase Agreement dated as of August 7, 2020, as amended.  See Note 5, “15% Convertible Promissory Notes.”

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Subsequent Events

With the completion of the business combination, the Series A, B and Seed preferred stock were converted to common stock. The conversation rate of all preferred stock is at a one to one ratio to common stock resulting in common stocks of 5,088,944, 4,584,202 and 6,911,715, respectively, See Note 16. “Subsequent Events”.

Business Combination

During the three months ended March 31, 2021, the Company issued 180,972 shares of its Company’s common stock at $0.75 per shares totaling $136,000, to satisfy the purchase of Beaches Development Group LTD. Two of the sellers signed employment contracts with Beaches Development Group LTD, the shares allocated to them as purchase consideration totaled 113,908 with value of $85,000 and are unvested at acquisition date, these will be vested over a two-year period, with 50% in year 1 and the remaining 50% in year 2, as a result, the shares are treated as postcombination expense and are restricted. Approximately $17,800 remained unamortized at March 31, 2022.

Shares of Common Stock under Equity Incentive Plan

The Company has reserved an aggregate of 7,195,584 shares of common stock under its Equity Incentive Plan, pursuant to which, as of March 31, 2022, 7,047,016 shares of stock options had been granted  to employees, with 4,814,604 fully vested and outstanding,  227,704 shares of stock options has been exercised to date, 1,934,708 shares of stock options are subject to vesting. There were 148,568 shares of stock options remaining for future issuance under the Equity Incentive Plan as of March 31, 2022.

During the three months ended March 31, 2022 and 2021, 34,791 and 159,477 in stock options were exercised with total proceed of approximately $6,000 and $38,000, respectively.

NOTE 12 - NET LOSS PER SHARE

As of March 31, 2022 and 2021, there were 13,575,615 and 13,381,347 of common stock issued and outstanding, respectively.

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including outstanding stock options and common stock issuable pursuant to Series B, A and Seed preferred stock possible conversion. Basic and diluted net loss per share was the same for each period presented, given that there are losses during the period, the inclusion of all potential common shares outstanding would have been anti-dilutive.

The following table reconciles actual basic and diluted earnings per share for the three months ended March 31, 2022 and 2021.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

	March 31
	2022	2021
Loss per share:
Numerator:
Net loss	$(2,866)	$(1,118)

Denominator
Weighted-average common shares outstanding - basic and diluted	13,571,872	13,319,512

Basic and diluted loss per common share	$(0.21)	$(0.08)

The anti-dilutive securities excluded from the weighted-average shares used to calculate the diluted net loss per common share were as follows:

	March 31
	2022	2021
Shares subject to Series A Preferred Stock Conversion	5,088,944	5,088,944
Shares subject to Series B Preferred Stock Conversion	4,584,202	4,584,202
Shares subject to Seed Preferred Stock Conversion	6,911,715	6,911,715
Shares subject to 15% Convertible Promissory Notes Conversion	708,918	—
Shares vested and subject to exercise of stock options	4,814,604	4,020,032
Shares unvested and subject to exercise of stock options	1,934,708	2,099,238

NOTE 13 – BENEFIT PLAN

The Company maintains a safe harbor 401(k) retirement plan for the benefit of its employees. The plan allows participants to make contributions subject to certain limitations. Company matching contributions were $68,400 and $52,300 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 14 – INCOME TAXES

The Company’s income tax rate computed at the statutory federal rate of 21% differs from its effective tax rate primarily due to permanent items, state taxes and the change in the deferred tax asset valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance as of March 31, 2022 and December 31, 2021, respectively.  The deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

The tax effects of temporary difference that give rise to a significant portion of deferred tax assets and tax liabilities as of at  March 31, 2022 and December 31, 2021 are as follows (in thousands):

	March 31 2022	December 31 2021
Deferred tax assets:
Accrued expenses and other liabilities	$76	$76
Property and equipment, net		—
Net operating loss	4,115	3,402
Stock based compensation	147	132
Total gross deferred tax assets	4,338	3,610
Less: valuation allowance	(4,050)	(3,385)
Total deferred tax assets	288	225
Deferred tax liabilities:
Prepaid expenses and other assets	(214)	(191.00)
Property and equipment, net	(74)	(34.00)
Total deferred tax liabilities	(288)	(225)

Net deferred income tax asset (liability)	$—	$—

The Company has incurred significant losses in recent periods. As a result, we maintained valuation allowances against our domestic and foreign deferred tax assets as of March 31, 2022 and December 31, 2021, to reduce their carrying values to amounts that are realizable either through future reversals of existing taxable temporary differences or through taxable income in carryback years for the applicable jurisdictions.

At March 31, 2022, the Company has federal net operating loss available to carryforward of approximately $14.5 million which will be carried forward indefinitely.

The Company has state net and foreign operating loss available to carryforward of approximately $15.9 million and $1.2 million, respectively, which begin expiring in 2030 and 2037, respectively, as of March 31, 2022.

The Company has evaluated its tax positions for any uncertainties based on the technical merits of the positions taken. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be upheld on examination by taxing authorities. The Company has analyzed the tax positions taken and has concluded that as of March 31, 2022 and December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the financial statements.

The Company accrues interest and penalties arising on the underpayment of taxes if the full benefit of a tax position is not recognized in the financial statements. In accordance with ASC 740, Accounting for Income Taxes,  interest and penalties are recorded as income tax expense. There have been no penalties or interest paid or incurred during the three months ended March 31, 2022 and 2021, respectively.

Management is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain state taxing authorities. As of and for the three months ended March 31, 2022 and the year ended December 31, 2021, the Company did not have a liability for any unrecognized taxes.  The Company has no examinations in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax liabilities will significantly change in the next twelve months. The Company’s 2018 through 2021 tax years are open for examination for federal and state taxing authorities.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company incurred software development and information technology related costs to a vendor related to a major stockholder of approximately $58,000 and $100,000 for the three months ended March 31, 2022 and 2021, respectively.

Amounts due to this related party were $33,000 and $5,000 as of March 31, 2022 and December 31, 2021, respectively.

NOTE 16 – SUBSEQUENT EVENTS

Amended and Restated Merger Agreement

On April 15, 2022, the merger agreement  was amended and restated which reduces the total enterprise value of the Company to $275 million and equity value of $215 million, representing an 8% reduction in valuation from the initial agreement. In addition, a bonus pool of up to 1,000,000 shares of TCAC common stock will be allocated pro-rata to non-redeeming public stockholders up to a maximum of one bonus share for each share held, effectively reducing their cost base.

Convertible Notes

SpringBig and TCAC also announced an agreement for the issuance of senior secured convertible notes with a 24-month maturity (the “Notes”), up to $16.0 million principal amount of which have been subscribed to by a global institutional investor. An initial tranche of $11.0 million will close in connection with the closing of the merger agreement. The second tranche of $5.0 million, subject to certain conditions in the agreement, will close 60 days after the resale registration statement is declared effective by the SEC.

Equity Financing Facility

In addition, TCAC entered into a committed equity financing facility (the “CEF Facility”) with an affiliate of Cantor Fitzgerald L.P. (“Cantor”). Under the terms of the CEF Facility, Cantor has committed to purchase, after the closing of the proposed merger with the Company, up to an aggregate of $50.0 million of TCAC’s common shares.

Registration Statement

On May 18, 2022, TCAC announced that the registration statement related to the business combination was made effective by the U.S. Securities and Exchange Commission.

Approval of Business Combination

On June 9, 2022, in a special meeting, the shareholders of TCAC voted to approve the business combination  with completion on June 14, 2022, this resulted in the conversion of the Convertible Notes into 730,493 of common stock at a price of $10.00 per share, representing repayment of principal of $7.0 million and outstanding interest of $304,900.

SPRINGBIG, INC
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
For The Three Months Ended March 31, 2022 and 2021

Completion of Business Combination

On June 14, 2022, the business combination was completed. In connection with the closing of the Business Combination, TCAC has changed its name to SpringBig Holdings, Inc. Beginning June 15, 2022, the ticker symbols for TCAC’s common stock and warrants were changed to “SBIG” and “SBIGW,” respectively, and commence trading on The Nasdaq Global Market.  The Company received net proceeds of $12.0 million, with gross proceeds of $24.9 million, this is in addition to the $7.0 million Convertible Notes which was issued in February 2022 and is now converted into common stock, see Note 5, “Convertible Notes”. Of the amount received, approximately $8.8 million represents unredeemed shares from the TCAC trust; $6.1 million from PIPE proceeds and $10.0 million from Senior Secured Original Issue Discount Convertible Promissory Note.

Convertible Notes
On June 14, 2022, the Company issued $11.0 million in aggregate principal amount of Senior Secured Original Issue Discount Convertible Promissory Note due June 14, 2024 (the “Secured Convertible Notes”), issued at a discount of $1.0 million. The Secured Convertible Notes accrue interest at the rate of 6.0% per annum.

Common Stock Purchase Agreement
On June 14, 2022, TCAC entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”)  with an affiliate of Cantor Fitzgerald L.P. (“Cantor”). The Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Cantor, and the Cantor shall purchase from the Company, up to  $50.0 million of common shares, par value $0.0001 per share.

Preferred Stock
With the completion of the business combination, the Series A, B and Seed preferred stock were converted to common stock. The conversation rate of all preferred stock is at a one to one ratio to common stock resulting in common stocks of 5,088,944, 4,584,202 and 6,911,715, respectively.